Exhibit 16.1

April 30, 2010

US Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements of Global Ink Supply Co. pertaining to our firm included under Item 4.01 and Item 4.02 of Form 8-K dated April 30, 2010 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Li & Company, PC

Li & Company, PC
Skillman, NJ  08558